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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-89604) of our report dated March 27, 2002 relating to the financial statements, which appear in Pride International, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the references to us under the headings "Experts" and "Independent Accountants" in such Amendment No. 1.



PricewaterhouseCoopers LLP



Houston, Texas
August 27, 2002